First Trust Advisors L.P.

120 East Liberty Drive

Wheaton, Illinois 60187

December 23, 2019

First Trust Portfolios L.P.

120 East Liberty Drive

Suite 400

Wheaton, Illinois 60187

Re: FT 8458

Gentlemen:

We have examined the Registration Statement File No. 333-234774 for the above captioned fund. We hereby consent to the use in the Registration Statement of the references to First Trust Advisors L.P. as evaluator.

You are hereby authorized to file a copy of this letter with the Securities and Exchange Commission.

Sincerely,

FIRST TRUST ADVISORS L.P.

Elizabeth H. Bull

Senior Vice President